Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Dendreon Corporation 2012 Equity Incentive Inducement Award Plan of our reports dated February 28, 2012, with respect to the consolidated financial statements of Dendreon Corporation and the effectiveness of internal control over financial reporting of Dendreon Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington
February 28, 2012